UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IsoPlexis Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	46-2179799
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
35 NE Industrial Rd
Branford, CT 06405
(Address of Principal Executive Office) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-258046
Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
IsoPlexis Corporation, a Delaware corporation (the “Registrant”), hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-258046), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on July 20, 2021, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such description shall be deemed to be incorporated herein by reference.
ITEM 2 – EXHIBITS
Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

ISOPLEXIS CORPORATION

Date: October 7, 2021	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer